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   - Please fold and detach at perforation. Return the Proxy Ballot only. -

PROXY                                                                      PROXY

                   PROXY SOLICITED BY THE BOARD OF TRUSTEES
            FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN
       FLAGSHIP NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND TO BE HELD
                              ON AUGUST 13, 1998


The undersigned hereby appoints Timothy R. Schwertfeger, Anthony T. Dean, Alan
G. Berkshire and Gifford R. Zimmerman and each of them, with full powers of substitution, Proxies for the undersigned to represent and vote the shares of the undersigned at the Special Meeting of Shareholders of Nuveen Flagship
New Jersey Intermediate Municipal Bond Fund, a series of the Nuveen Flagship Multistate Trust II to be held on August 13, 1998, or any adjournment or adjournments thereof as indicated on the reverse side.



         PLEASE BE SURE TO SIGN YOUR PROXY BALLOT ON THE REVERSE SIDE
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                   PROXY SOLICITED BY THE BOARD OF TRUSTEES
     FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN FLAGSHIP
                 NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
                        TO BE HELD ON AUGUST 13, 1998


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AT THE UPCOMING SPECIAL MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE A
REORGANIZATION OF NUVEEN FLAGSHIP NEW JERSEY INTERMEDIATE
MUNICIPAL BOND FUND INTO THE NUVEEN FLAGSHIP NEW JERSEY MUNICIPAL BOND FUND AND OTHER MATTERS IN CONNECTION WITH THE REORGANIZATION. PLEASE REFER TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND CAST YOUR VOTE ON THE
PROXY BALLOT.

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE SIGN, DATE AND VOTE THE PROXY BALLOT AND RETURN IT TO OUR PROXY TABULATOR IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE PROXY BALLOT. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS.


                                                                NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS
                                                                SIGNED.  Please sign exactly as your name(s)
                                                                appears on the Proxy Ballot.  If signing for
                                                                estates, trusts or corporations, title or capacity
                                                                should be stated.  If shares are held jointly,
                                                                either holder should sign.

PROPOSAL:
        1. To approve an Agreement and Plan of Reorganization pursuant to which the Nuveen Flagship New Jersey Intermediate
           Municipal Bond Fund (the "New Jersey Intermediate Fund") would (i) transfer all of its assets to the Nuveen Flagship New
           Jersey Municipal Bond Fund (the "New Jersey Fund") in exchange solely for Class A, C and R shares of beneficial interest of the New Jersey Fund and the New Jersey Fund's assumption of the liabilities of the New Jersey Intermediate Fund,
           (ii) distribute such shares of the New Jersey Fund to the holders of shares of the New Jersey Intermediate Fund and
           (iii) be liquidated, dissolved and terminated as a series of the Multistate Trust in accordance with the Trust's
           Declaration of Trust.

        2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending February 28, 1999.

        3. In their discretion, the Proxies indicated on the reverse side of the Proxy Ballot are authorized to vote upon such other matters as may properly come before the Special Meeting.

                              - Please fold and detach at perforation. Return the Proxy Ballot only. -

NUVEEN FLAGSHIP NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
PROXY BALLOT
                                                                                      FOR            AGAINST         ABSTAIN
1. Approval of Agreement and Plan of Reorganization.                                  [ ]              [ ]             [ ]
2. Ratification of the selection of independent auditors.                             [ ]              [ ]             [ ]


                                                                              3. In their discretion, the Proxies are authorized to
                                                                              vote on such other business as may come before the
                                                                              Meeting.

                                                                                      Date:__________________________1998

                                                                                      ___________________________________


                                                                                      ___________________________________
                                                                                      Signature(s)


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